                                                       Exhibit 14

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" in the Statements of Additional Information, dated March 2, 1998 and to the use of our reports, each dated December 10, 1997, on the financial statements of Alliance World Income Trust, Inc., Alliance Multi-Market Strategy Trust, Inc. and Alliance Short-Term Multi-Market Trust, Inc. included in this Registration Statement on Form N-14 of Alliance Multi-Market Strategy Trust, Inc.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
July 23, 1998

































00250243.AB4